EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF EACH REPORTING PERSON,

PERSONS CONTROLLING ANY REPORTING PERSON AND EXECUTIVE OFFICERS AND DIRECTORS OF PERSONS IN CONTROL OF ANY REPORTING PERSON

The name, business address, present principal employment and citizenship of each director and executive officer of Fidelidade — Companhia de Seguros, S.A. is set forth below.

Fidelidade — Companhia de Seguros, S.A.

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Non-executive Director, Chairman of Fidelidade — Companhia de Seguros, S.A.	China
João Nuno De Oliveira Jorge Palma	Largo do Calhariz, 30, Lisbon, Portugal	Non-executive Director, Vice Chairman of Fidelidade — Companhia de Seguros, S.A.	Portugal
Jorge Manuel Baptista Magalhães Correia	Largo do Calhariz, 30, Lisbon, Portugal	Executive Director, Chief Executive Officer and Vice Chairman of Fidelidade — Companhia de Seguros, S.A.	Portugal
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Non-executive Director of Fidelidade — Companhia de Seguros, S.A.	China
Nuno Maria Pinto de Magalhães Fernandes Thomaz	Largo do Calhariz, 30, Lisbon, Portugal	Non-executive Director of Fidelidade — Companhia de Seguros, S.A.	Portugal
Jorge Telmo Maria Freire Cardoso	Largo do Calhariz, 30, Lisbon, Portugal	Non-executive Director of Fidelidade — Companhia de Seguros, S.A.	Portugal
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Non-executive Director of Fidelidade — Companhia de Seguros, S.A.	China
Michael LEE	Room 2107-11,ICBC Tower,3 Garden Road, Central, Hong Kong	Non-executive Director of Fidelidade — Companhia de Seguros, S.A.	United States of America
Xu Yao	No. 2 East Fuxing Road, Shanghai, China	Non-Executive Director of Fidelidade — Companhia de Seguros, S.A.	China
Fu Jian	No. 2 East Fuxing Road, Shanghai, China	Non-executive Director of Fidelidade — Companhia de Seguros, S.A.	China
Jose Manuel Alvarez Quintero	Largo do Calhariz, 30, Lisbon, Portugal	Executive Director of Fidelidade — Companhia de Seguros, S.A.	Spain
Antonio Manuel Marques De Sousa Noronha	Largo do Calhariz, 30, Lisbon, Portugal	Executive Director of Fidelidade — Companhia de Seguros, S.A.	Portugal
Rogerio Miguel Antunes Campos Henriques	Largo do Calhariz, 30, parish of Misericórdia, county of Lisbon	Executive Director of Fidelidade — Companhia de Seguros, S.A.	Portugal
Wai Lam William Mak	Largo do Calhariz, 30, parish of Misericórdia, county of Lisbon	Executive Directorand Chief Financial Officerof Fidelidade — Companhia de Seguros, S.A.	Hong Kong

Fidelidade — Companhia de Seguros, S.A. is an 80% subsidiary of Longrun Portugal, SGPS, S.A..

Longrun Portugal, SGPS, S.A. is a company organized under the laws of Portugal with its registered address at Largo de São Carlos, 3, Lisbon, Portugal. Longrun Portugal, SGPS, S.A.is an investment holding company.

The name, business address, present principal employment and citizenship of each director and executive officer of Longrun Portugal, SGPS, S.A. is set forth below.

Longrun Portugal, SGPS, S.A.

Name	Business Address	Present Principal Employment	Citizenship
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Director of Longrun Portugal, SGPS, S.A.	China
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Longrun Portugal, SGPS, S.A.	China

Longrun Portugal, SGPS, S.A. is a wholly-owned subsidiary of Millennium Gain Limited. Millennium Gain Limited is a company organized under the laws of Hong Kong with its principal business address at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. Millennium Gain Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Millennium Gain Limited is set forth below.

Millennium Gain Limited

Name	Business Address	Present Principal Employment	Citizenship
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Millennium Gain Limited	China

Millennium Gain Limited is a wholly-owned subsidiary of Fosun Financial Holdings Limited. Fosun Financial Holdings Limited is organized under the laws of Hong Kong with its principal business address at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. Fosun Financial Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Peak Reinsurance Company Limited is set forth below.

Peak Reinsurance Company Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Company Limited	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Director and Chairman of Peak Reinsurance Company Limited	China
Michael Lee	Room 2107-11,ICBC Tower,3 Garden Road,Central, Hong Kong	Director and Vice Chairman of Peak Reinsurance Company Limited	United States of America
Duan Qiuping	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Company Limited	China
Franz Josef Hahn	Room 2107-11,ICBC Tower,3 Garden Road,Central, Hong Kong	Director and Chief Executive Officer of Peak Reinsurance Company Limited	Germany
Yiu Pak King Teresa	N/A	Independent Non-Executive Director of Peak Reinsurance Company Limited	Hong Kong
Gong Zhiqi	N/A	Independent Non-Executive Director of Peak Reinsurance Company Limited	China

Peak Reinsurance Company Limited is a wholly- owned subsidiary of Peak Reinsurance Holdings Limited. Peak Reinsurance Holdings Limited is a company organized under the laws of Bermuda with its principal business address at Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong. Peak Reinsurance Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Peak Reinsurance Holdings Limited is set forth below.

Peak Reinsurance Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings Limited	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Director and Chairman of Peak Reinsurance Holdings Limited	China
Michael Lee	Room 2107-11, ICBC Tower,3 Garden Road,Central, Hong Kong	Director and Vice Chairman of Peak Reinsurance Holdings Limited	United States of America
Duan Qiuping	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings Limited	China
Franz Josef Hahn	Room 2107-11,ICBC Tower,3 Garden Road,Central, Hong Kong	Director and Chief Executive Officer of Peak Reinsurance Holdings Limited	Germany
Yiu Pak King Teresa	N/A	Independent Non-Executive Director of Peak Reinsurance Holdings Limited	Hong Kong
Gong Zhiqi	N/A	Independent Non-Executive Director of Peak Reinsurance Holdings Limited	China

Peak Reinsurance Holdings Limited is an 85.1% subsidiary of Spinel Investment Limited. Spinel Investment Limited is a company organized under the laws of Hong Kong with its principal business address at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. Spinel Investment Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Spinel Investment Limited is set forth below.

Spinel Investment Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Spinel Investment Limited	China

Spinel Investment Limited is a wholly-owned subsidiary of Fosun Financial Holdings Limited.

The name, business address, present principal employment and citizenship of each director and executive officer of Orrick Investments Limited is set forth below.

Orrick Investments Limited

Name	Business Address	Present Principal Employment	Citizenship
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Orrick Investments Limited	China

Orrick Investments Limited is a wholly-owned subsidiary of Fosun Financial Holdings Limited.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Financial Holdings Limited is set forth below.

Fosun Financial Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun Financial Holdings Limited	China

Fosun Financial Holdings Limited is a wholly-owned subsidiary of Fosun International Limited. Fosun International Limited is a company organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. It is principally engaged in businesses including insurance, industrial operations, investment and asset management.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Limited is set forth below.

Fosun International Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Executive Director, Chairman of Fosun International Limited	China
Liang Xinjun	No. 2 East Fuxing Road, Shanghai, China	Executive Director, Vice Chairman and Chief Executive Officer of Fosun International Limited	China
Wang Qunbin	No. 2 East Fuxing Road, Shanghai, China	Executive Director and President of Fosun International Limited	China
Fan Wei	No. 2 East Fuxing Road, Shanghai, China	Non-Executive Director of Fosun International Limited	China
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Executive Director, Senior Vice President and Chief Financial Officer of Fosun International Limited	China
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President of Fosun International Limited	China
Wu Ping	No. 2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President of Fosun International Limited	China
Zhang Shengman	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Independent Non-executive Director of Fosun International Limited; Chairman of Asia Pacific of Citigroup	Hong Kong
Andrew Y.Yan	Suites 2516-2520, 25/F, Two Pacific Place, Hong Kong	Independent Non-executive Director of Fosun International Limited; Managing partner of SAIF Partners	Hong Kong
Zhang Huaqiao	Room 805, Diamond Business Building (North Tower), 23 Gongyi Road, Huadu District, Guangzhou, China	Independent Non-executive Director of Fosun International Limited; Director of Guangzhou Huadu Wansui Micro Credit Co, Ltd.	Hong Kong
David T. Zhang	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International Limited; Partner of Kirkland & Ellis LLP	Hong Kong

Fosun International Limited is 79.6% owned by Fosun Holdings Limited. Fosun Holdings Limited is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings Limited is set forth below.

Fosun Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun Holdings Limited	China

Fosun Holdings Limited is a wholly-owned subsidiary of Fosun International Holdings Ltd. Fosun International Holdings Ltd, is a corporation organized under the laws of British Virgin Islands with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.  Fosun International Holdings Ltd. is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings Ltd. is set forth below.

Fosun International Holdings Ltd.

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun International Holdings Ltd.	China

Fosun International Holdings Ltd. is owned 58% by Guangchang Guo with the remaining shares owned 22% by Xinjun Liang, 10% by Qunbin Wang and 10% by Wei Fan. Guangchang Guo’s principal business address is No. 2 East Fuxing Road, Shanghai, China. He is a citizen of the PRC. His present principal employment includes executive director and chairman of Fosun International Limited, director of both Nanjing Nangang Iron & Steel United Co., Ltd., Shanghai Forte Land Co., Ltd., Peak Reinsurance Company Limited and Club Méditerranée S.A. and non-executive director of Shanghai Fosun Pharmaceutical(Group) Co., Ltd. and China Minsheng Banking Corp., Ltd.